                             FOURTH AMENDMENT TO

                         FIRST AMENDED AND RESTATED

                     AGREEMENT OF LIMITED PARTNERSHIP OF

                            ESSEX PORTFOLIO, L.P.

                          Dated as of July 28, 1999

          This Fourth Amendment to the First Amended and Restated Agreement of Limited Partnership of Essex Portfolio, L.P., as amended (as amended, the "Partnership Agreement"), dated as of the date shown above (the "Amendment"), is executed by Essex Property Trust, Inc. a Maryland Corporation (the "Company"), as the General Partner and on behalf of the existing Limited Partners of Essex Portfolio, L.P. (the "Partnership") and Belcrest Realty Corporation, a Delaware corporation ("Belcrest") and Belair Real Estate Corporation, a Delaware corporation ("Belair," and together with Belcrest, the "Contributors").

                                  RECITALS

          WHEREAS, the Partnership was formed pursuant to the Partnership Agreement, which has been amended and restated as of September 30, 1997;

          WHEREAS, on the date hereof, Contributors have made a Capital Contribution of an aggregate of $50,000,000.00, in cash, to the Partnership in exchange for which Contributors are entitled to receive an aggregate of 2,000,000 9.30% Series D Cumulative Redeemable Preferred Units (the "Series D Preferred Units") of limited partnership interests in the Partnership with rights, preferences, exchange and other rights, voting powers and restrictions, limitations as to distributions, qualifications and terms and conditions as set forth herein;

          WHEREAS, pursuant to the authority granted to the General Partner under the Partnership Agreement, the General Partner desires to amend the Partnership Agreement to reflect (i) the issuance of the Series D Preferred Units, (ii) the admission of the Contributors as Additional Limited Partners and holders of a certain number of Series D Preferred Units and (iii) certain other matters described herein;

          WHEREAS, Contributors desire to become a party to the Partnership Agreement as Limited Partners and to be bound by all terms, conditions and other provisions of this Amendment and the Partnership Agreement.

          NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the General Partner hereby amends the Partnership Agreement as follows:

          1.  Definitions.  Capitalized terms used herein, unless otherwise
              -----------
defined herein, shall have the same meanings as set forth in the Partnership Agreement.

          2.  Admission of Contributors.  Contributors are hereby admitted as
              -------------------------
Additional Limited Partners in accordance with Section 4.6 of the Partnership Agreement holding such number of Series D Preferred Units as is set forth on Exhibit A, as amended. Contributors each hereby agree to become a party to the Partnership Agreement as a Limited Partner and to be bound by all the terms, conditions and other provisions of the Partnership Agreement, as amended by this Amendment. Pursuant to Section 4.6(b) of the Partnership Agreement, the General Partner hereby consents to the admission of each Contributor as an Additional Limited Partner of the Partnership. The admission of Contributors shall become effective as of the date of this Amendment which shall also be the date on which the name of each Contributor is recorded on the books and records of the Partnership.

          3.  Percentage Interest.  Section 1.1 of the Partnership Agreement is
              -------------------
hereby amended to delete the definition of "Percentage Interest" in its entirety and the following definition of "Percentage Interest" is hereby substituted in its place:

          "Percentage Interest" shall mean, with respect to any Partner other than holders of Series B Preferred Units, Series C Preferred Units or Series D Preferred Units, the undivided percentage ownership interest of such Partner in the Partnership, as determined by dividing the number of Partnership Units owned by such Partner by the total number of Partnership Units then outstanding (excluding the Series A Preferred Interest, the Series B Preferred Interest, the Series B Partnership Units, Series C Preferred Interest, Series C Preferred Units, Series D Preferred Interest and Series D Preferred Units).

          4.  Restatement of Exhibit A and Exhibit M. Exhibit A to the
              --------------------------------------
Partnership Agreement is amended and restated by replacing such Exhibit A with Exhibit A attached to this Amendment. Exhibit M to the Partnership Agreement is amended and restated by replacing such Exhibit M with Exhibit M attached to this Amendment.

          5.  Preferred Interest.  Section 1.1 of the Partnership Agreement is
              ------------------
hereby amended to include the following definition of "Series D Preferred Interest" after the "definition of "Series C Preferred Interest" and before the definition of "Series A Preferred Stock."

          "Series D Preferred Interest" shall mean the interest in the Partnership received by the General Partner in connection with the issuance of shares of Series D Preferred Stock, as and when issued, which Series D Preferred Interest includes and shall include the right to receive preferential distributions and certain other rights as set forth in this Agreement.

          6.  Series D Preferred Stock.  Section 1.1 of the Partnership
              ------------------------
Agreement is hereby amended to include the following definitions of "Series D Preferred Stock" and "Series D Preferred Units" which are hereby inserted after the definition of "Series C Preferred Units" and before the definition of "Stock Incentive Plans":

          "Series D Preferred Stock" shall mean the preferred stock of the General Partner described in Article THIRD of the Articles Supplementary, reclassifying 2,000,000 shares of Common Stock as 2,000,000 shares of 9.30% Series D Cumulative Redeemable Preferred Stock to be filed with the Department on or about July 28, 1999.

          "Series D Preferred Units" shall mean the 9.30% Series D Cumulative Redeemable Preferred Units of limited partnership interests in the Partnership with rights, preferences, exchange and other rights, voting powers and restrictions, limitations as to distributions, qualifications and terms and conditions as set forth in Exhibit P hereto.

          7.  Issuance of Additional Partnership Interests; Contributions of
              --------------------------------------------------------------
Proceeds of Issuance of Shares.
------------------------------

          (a) Section 4.3(c) of the Partnership Agreement is hereby deleted and the following is hereby substituted in lieu thereof:

               "(c) After the date hereof, the General Partner shall not issue any additional shares of Common Stock or Preferred Stock (other than shares of Common Stock or Preferred Stock issued pursuant to Article XI hereof or any exchange right or redemption right applicable to any Preferred Interest), rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock or Preferred Stock (collectively, "New Securities") other than to all holders of the shares of Common Stock (or, to the extent such New Securities relate to Preferred Stock, to all holders of the shares of Preferred Stock) unless (i) the General Partner shall cause the Partnership to issue to the General Partner Partnership Interest or rights, options warrants or other rights, all such that the economic interests are substantially similar to those of the New Securities, and (ii) the General Partner contributes the proceeds, if any (subject to actual or deemed reimbursement of any expenses, including underwriting discount commission or fees by the Partnership to the General Partner pursuant to Section 7.1 hereof) from the issuance of such New Securities and from the exercise of rights contained in such New Securities to the Partnership. Without limiting the foregoing, the General Partner is expressly authorized to issue New Securities for less than fair market value (so long as the General Partner concludes in good faith that such issuance is in the best interests of the Partnership) and to cause the Partnership to issue to the General Partner corresponding
          Partnership Interests."

          (b) Section 4.5 of the Partnership Agreement is hereby deleted and the following is hereby substituted in lieu thereof:

               "4.5 Contribution of Proceeds of Issuance of Shares of Common Stock and Preferred Stock. In connection with the issuance of shares of Common Stock or Preferred Stock pursuant to Section 4.3 hereof, the General Partner shall make a Capital Contribution to the Partnership of the proceeds raised in connection with such issuance, provided that if the proceeds actually received by the General Partner are less than the gross proceeds of such issuance as a result of any underwriter's discount, commission or fee or other expenses paid or incurred in connection with such issuance, then the General Partner shall be deemed to have made a Capital Contribution to the Partnership in the amount of the gross proceeds of such issuance and the Partnership shall be deemed simultaneously to have reimbursed the General Partner pursuant to Section 7.1 hereof for the amount of such underwriter's discount, commission or fee or other expenses. A redemption of a Partnership Unit, whether by the Partnership or the General Partner, shall not constitute an issuance of shares of Common Stock or Preferred Stock for purposes of this Section 4.5."

          8.  Distributions.  Section 6.2(a) of the Partnership Agreement is
              -------------
hereby deleted in its entirety, and the following is hereby substituted in the place thereof:

          "(a) Distributions shall be made in accordance with the following order of priority:

               (i) First, on a pro rata basis, (based upon the same ratio that
                               --------
          accrued distributions per share of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock and per unit of Series B Preferred Units, Series C Preferred Units and Series D Preferred Units (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such stock or units do not have cumulative distribution rights) bear to each other) (w) to the General Partner, on account of the Series A Preferred Interest, Series B Preferred Interest, Series C Preferred Interest and Series D Preferred Interest until the total amount of distributions made pursuant to this Section 6.2(a)(i)(w) equals the total amount of accrued but unpaid dividends (if any) payable with respect to the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock as of the date of such distribution; (x) to the Limited Partners holding Series B Preferred Units, on account of the Series B Preferred Units until the total amount of distributions made pursuant to this Section 6.2(a)(i)(x) equals the total amount of accrued but unpaid dividends (if any) payable with respect to the Series B Preferred Units, in accordance with Exhibit N of the Partnership Agreement, as of the date of such distribution; (y) to the Limited Partners holding Series C Preferred Units, on account of the Series C Preferred Units until the total amount of distributions made pursuant to this Section 6.2(a)(i)(y) equals the total amount of accrued but unpaid, dividends (if any) payable with respect to the Series C Preferred Units, in accordance with Exhibit O of the Partnership Agreement, as of the date of such distribution; and (z) to the Limited Partners holding Series D Preferred Units, on account of the Series D Preferred Units until the distributions made pursuant to this Section 6.2(a)(i)(z) equals the total amount of accrued but unpaid dividends (if any) payable with respect to the Series D Preferred Units, in accordance with Exhibit P of the Partnership Agreement, as of the date of such distribution.

               (ii) Next, to the Partners, pro rata in accordance with the
                                           --------
          Partners' then Percentage Interests.

          Neither the Partnership nor the Limited Partners shall have any obligation to see that any funds distributed to the General Partner pursuant to subparagraph (a)(i) of this Section 6.2 are in turn used by the General Partner to pay dividends on the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock or the Series D Preferred Stock (or any other Preferred Stock) or that funds distributed to the General Partner pursuant to subparagraph (a)(ii) of this Section 6.2 are in turn used by the General Partner to pay dividends on the Common Stock or for any other purpose."

          9.  Distributions in Kind.  Section 8.5 of the Partnership Agreement
              ---------------------
is hereby amended by adding the following sentence to the end of such section:

          "Notwithstanding the foregoing, the Liquidating Trustee shall not distribute to the holders of Series B Partnership Units, Series C Partnership Units, Series D Partnership Units, Series A Preferred Interest, Series B Preferred Interest, Series C Preferred Interest Partnership and Series D Preferred Interest assets other than cash."

          10.  Exhibit E.  Exhibit E to the Partnership Agreement is hereby
               ---------   ---------
deleted in its entirety, and the attached Exhibit E is hereby inserted in the
                                          ---------
place thereof.

          11.  Exhibit N.  Exhibit N is hereby amended by (i) inserting the
               ---------   ---------
language set forth in the provisos at the end of Section 2.I(ii)(ii) and at the end of Section 2.I(ii) of Exhibit P in the corresponding positions at the end of
                          ---------
Section 2.I(ii)(ii) and 2.I(ii) of Exhibit N; (ii) by deleting clause (y) of
                                   ---------
Section 2.G.(i) and inserting the following in lieu thereof: "(y) if at any time full distributions shall not have been timely made on any outstanding Series B Preferred Units with respect to any six (6) prior quarterly distribution periods, whether or not consecutive, provided, however, that a distribution in respect of Series B Preferred Units shall be considered timely made if made within two (2) Business Days after the applicable Distribution Payment Date if at the time of such payment there shall not be any prior quarterly distribution periods in respect of which full distributions were not timely made and (iii) deleting the last sentence at the end of Section 2.G(i) and inserting the following sentence in lieu thereof:

          "The Series B Preferred Units will become exchangeable at any time in whole or in part at the option of the holders of the Series B Preferred Units if, at any time (i) the Partnership is advised by independent counsel that, based on the assets and income of the Partnership for a taxable year after 1999, the Partnership would not satisfy the income and assets tests of Section 856 of the Code for such taxable year if the Partnership were a real estate investment trust within the meaning of the Code; or (ii) any holder of the Series B Preferred Units shall deliver to the Partnership and the General Partner an opinion of independent counsel reasonably acceptable to the General Partner to the effect that, based on the assets and income of the Partnership for a taxable year after 1999, the Partnership would not satisfy the income and assets tests of Section 856 of the Code for such taxable year if the Partnership were a real estate investment trust within the meaning of the Code and that such failure would create a meaningful risk that a holder of the Series B Preferred Units would fail to maintain qualification as a real estate investment trust within the meaning of the Code."

          12.  Exhibit O.  Exhibit O is hereby amended by (i) inserting the
               ---------   ---------
language set forth in the provisos at the end of Section 2.I(ii)(ii) and at the end of Section 2.I(ii) of Exhibit P in the corresponding positions at the end of
                          ---------
Section 2.I(ii)(ii) and 2.I(ii) of Exhibit O; (ii) by deleting clause (y) of
                                   ---------
Section 2.G.(i) and inserting the following in lieu thereof: "(y) if at any time full distributions shall not have been timely made on any outstanding Series C Preferred Units with respect to any six (6) prior quarterly distribution periods, whether or not consecutive, provided, however, that a distribution in respect of Series C Preferred Units shall be considered timely made if made within two (2) Business Days after the applicable Distribution Payment Date if at the time of such payment there shall not be any prior quarterly distribution periods in respect of which full distributions were not timely made and (iii) deleting the last sentence at the end of Section 2(G(i) and inserting the following sentence in lieu thereof:

          "The Series C Preferred Units will become exchangeable at any time in whole or in part at the option of the holders of the Series C Preferred Units if, at any time (i) the Partnership is advised by independent counsel that, based on the assets and income of the Partnership for a taxable year after 1999, the Partnership would not satisfy the income and assets tests of Section 856 of the Code for such taxable year if the Partnership were a real estate investment trust within the meaning of the Code; or (ii) any holder of the Series C Preferred Units shall deliver to the Partnership and the General Partner an opinion of independent counsel reasonably acceptable to the General Partner to the effect that, based on the assets and income of the Partnership for a taxable year after 1999, the Partnership would not satisfy the income and assets tests of Section 856 of the Code for such taxable year if the Partnership were a real estate investment trust within the meaning of the Code and that such failure would create a meaningful risk that a holder of the Series C Preferred Units would fail to maintain qualification as a real estate investment trust within the meaning of the Code."

          13.  Exhibit P. The Partnership Agreement is hereby amended by adding
               ---------
a new exhibit, Exhibit P, a copy of which is attached hereto.  Exhibit P is
               ---------                                       ---------
hereby inserted into the Partnership Agreement following Exhibit O.
                                                         ---------

          14.  Continuing Effect of Partnership Agreement.  Except as modified
               ------------------------------------------
herein, the Partnership Agreement is hereby ratified and confirmed in its entirety and shall remain and continue in full force and effect, provided, however, that to the extent there shall be a conflict between the provisions of the Partnership Agreement and this Amendment the provisions in this Amendment will prevail. All references in any document to the Partnership Agreement shall mean the Partnership Agreement, as amended hereby.

          15.  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement. Facsimile signatures shall be deemed effective execution of this Agreement and may be relied upon as such by the other party. In the event facsimile signatures are delivered, originals of such signatures shall be delivered to the other party within three (3) business days after execution.

          IN WITNESS WHEREOF, the General Partner and the Contributor have executed this Amendment as of the date indicated above.

                              GENERAL PARTNER
                              ESSEX PROPERTY TRUST, INC.,
                              a Maryland corporation as General Partner of Essex Portfolio, L.P. and on behalf of the existing Limited Partners


                              By:______________________________________________
                              Name:  Keith R. Guericke
                              Title:  Chief Executive Officer & President

                              CONTRIBUTORS:

                              BELCREST REALTY CORPORATION,
                              a Delaware corporation


                              By:______________________________________________
                              Name:____________________________________________
                              Title:___________________________________________


                              BELAIR REAL ESTATE CORPORATION
                              a Delaware Corporation


                              By:______________________________________________
                              Name:____________________________________________
                              Title:___________________________________________

                                  EXHIBIT A
                              PARTNERSHIP UNITS
                            (As of July 28, 1999)

                              PARTNERSHIP UNITS
                              -----------------


                                                                                     Units
                                                                                     -----
General Partner:
---------------
Essex Property Trust, Inc.                                                         16,615,924

Limited Partners:
----------------
1.    Essex Portfolio Management Company                                               15,941
2.    Essex Property Corporation                                                        9,909
3.    GMMS Partners                                                                    43,414
4.    M & M Projects, Inc.                                                            128,138
5.    SummerHill Homes                                                                163,447
6.    Paula Amanda                                                                      1,785
7.    Robert and Margaret Arnold                                                        2,242
8.    Randall I. Barkan                                                                 2,564
9.    David Bernstein Revocable Trust                                                   5,771
10.   John D. and Robbin Eudy                                                           7,457
11.   Kenneth and Angeliki Frangadakis                                                  2,675
12.   George and Katherine Frangadakis, Trustees                                        4,697
      Frangadakis Family Revocable Trust
13.   Kenneth and Angeliki Frangadakis, Trustees                                       24,334
      Frangadakis Family Revocable Trust
14.   Harvey Friedman                                                                   4,042
15.   Harvey and Margaret Green                                                        16,735
16.   Keith R. and Thelma Guericke                                                     48,116
17.   George P. Katsoulis                                                               5,000
18.   Gerald E. and Annette Kelly                                                       5,643
19.   Nancy Kukkola                                                                    11,637
20.   George M. Marcus                                                              1,136,227
21.   Meistrich Family Trust UTA 12/6/90                                                4,042
22.   Charles E. Martin                                                                 1,785

23.   William A. and Sherrie Millichap                                                 73,099
24.   J. Peter and Cherie Otten                                                         9,447
25.   Milton Pagonis                                                                   10,267
26.   Gary Pagonis Family Trust                                                        10,267
27.   G. Michael Roark                                                                 54,740
28.   Michael and Ann Schall                                                           26,388
29.   J. Lawrence Schnadig                                                              1,729
30.   J.A. Shafran                                                                      2,889
31.   Swanson Survivors Trust                                                           7,687
32.   Linwood C. Thompson                                                               1,278
33.   The Way 1994 Living Trust Dtd. 11/2/94                                            2,226
34.   Gay A. Yamagiwa                                                                  10,720
35.   Craig K. Zimmerman                                                               15,849
36.   280 Euclid Properties, Ltd.                                                     135,260
37.   El Molino Properties, Ltd.                                                      138,652

                       7.875% SERIES B PREFERRED UNITS*
                       --------------------------------
Limited Partner:
---------------
Belair Real Estate Corporation                                                        977,000
Belcrest Realty Corporation                                                           623,000

                        9 1/8% SERIES C PREFERRED UNITS
                        -------------------------------
Limited Partner:
---------------
Belcrest Realty Corporation                                                           420,000
Belair Real Estate Corporation                                                         80,000

                        9.30% SERIES D PREFERRED UNITS
                        -------------------------------
Limited Partner:
---------------
Belcrest Realty Corporation                                                         1,000,000
Belair Real Estate Corporation                                                      1,000,000

     TOTAL PARTNERSHIP UNITS:                                                      22,862,023

                                                                           Units
                                                                           -----
---------------

                                   EXHIBIT E
                                  ALLOCATIONS


     1.   Allocation of Net Income and Net Loss.
          -------------------------------------

          (a)  Net Income.  Except as otherwise provided herein, Net Income for
               ----------
any fiscal year or other applicable period shall be allocated in the following order and priority:

               (1) First, to the Partners, until the cumulative Net Income allocated pursuant to this subparagraph (a)(1) for the current and all prior periods equals the cumulative Net Loss allocated pursuant to subparagraph (b)(2) hereof for all prior periods, among the Partners in the reverse order that such Net Loss was allocated to the Partners pursuant to subparagraph (b)(2) hereof (and, in the event of a shift of a Partner's interest in the Partnership, to the Partners in a manner that most equitably reflects the successors in interest to the Partners).

               (2) Thereafter, the balance of the Net Income, if any, shall be allocated to the Partners in accordance with their respective Percentage Interests.

          (b)  Net Loss.  Except as otherwise provided herein, Net Loss of the
               --------
Partnership for each fiscal year or other applicable period shall be allocated as follows:

               (1) To the Partners in accordance with their respective Percentage Interests.

               (2) Notwithstanding subparagraph (b)(1) hereof, to the extent any Net Loss allocated to a Partner under subparagraph (b)(1) hereof or this subparagraph (b)(2) would cause such Partner (hereinafter, a "Restricted Partner") to have an Adjusted Capital Account Deficit as of the end of the fiscal year to which such Net Loss relates, such Net Loss shall not be allocated to such Restricted Partner and instead shall be allocated to the other Partner(s) (hereinafter, the "Permitted Partners") pro rata in accordance with their relative Percentage Interests.

          (c) Notwithstanding Sections 1(a) and (b) above, on any date on which any Series A Preferred Stock, any Series B Preferred Stock, any Series C Preferred Stock, any Series D Preferred Stock or any Series B Preferred Unit, any Series C Preferred Unit or any Series D Preferred Unit (or other Preferred Stock or other Preferred Units) is outstanding, Net Income and Net Loss shall be allocated as follows:

               (1) Net Income for any fiscal year or other applicable period shall be allocated in the following order and priority:

                    (i) First, to the Partners, until the cumulative Net Income allocated pursuant to this subparagraph (c)(1)(i) for the current and all prior periods equals the cumulative Net Loss allocated pursuant to subparagraphs
(c)(2)(iii) and (iv) hereof for all prior periods, among the Partners in the reverse order that such Net Loss was allocated (and, in the event of a shift of a Partner's interest in the Partnership, to the Partners in a manner that most equitably reflects the successors in interest to such Partners);

                    (ii) Second, to the General Partner, until the cumulative Net Income allocated pursuant to this subparagraph (c)(1)(ii) for the current and all prior periods equals the cumulative Net Loss allocated pursuant to subparagraph (c)(2)(ii) hereof for all prior periods;

                    (iii)  Third, on a pari passu basis, to (A) the General
                                       ----------
Partner until the cumulative amount of Net Income allocated pursuant to this subparagraph (c)(1)(iii) equals the total amount of dividends paid on the Series A Preferred Stock, the Series B Preferred Stock the Series C Preferred Stock and the Series D Preferred Stock (and other Preferred Stock) as of or prior to the date of such allocation plus the total amount of accrued but unpaid dividends on the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock (and other Preferred Stock) as of such date; (B) to the holders of Series B Preferred Units until the cumulative amount of Net Income allocated pursuant to this subparagraph
(c)(i)(iii) equals the total amount of Priority Return paid on the Series B Preferred Units as of or prior to the date of such allocation plus the total amount of accrued but unpaid Priority Return on the Series B Preferred Units;
(C) to the holders of Series C Preferred Units until the cumulative amount of Net Income allocated pursuant to this subparagraph (c)(i)(iii) equals the total amount of Priority Return paid on the Series C Preferred Units as of or prior to the date of such allocation plus the total amount of accrued but unpaid Priority Return on the Series C Preferred Units; and (D) to the holders of Series D Preferred Units until the cumulative amount of Net Income allocated pursuant to this subparagraph (c)(i)(iii) equals the total amount of Priority Return paid on the Series D Preferred Units as of or prior to the date of such allocation plus the total amount of accrued but unpaid Priority Return on the Series D Preferred Units

                    (iv) Thereafter, the balance of the Net Income, if any, shall be allocated to the Partners in accordance with their respective Percentage Interests.

               (2) Net Loss of the Partnership for each fiscal year or other applicable period shall be allocated as follows:

                    (i) First, to the Partners in accordance with their respective Percentage Interests until the Capital Account balances of the Limited Partners (not including the holders of the Series B Preferred Units, the Series C Preferred Units and the Series D Preferred Units) are reduced to zero (for purpose of this calculation, such Partners' share of Partnership Minimum Gain shall be added back to their Capital Accounts);

                    (ii)   Second, on a pari passu basis, to (A) the General
                                        ----------
Partner until its Capital Account balance has been reduced to zero (for purpose of this calculation, such Partner's share of Partnership Minimum Gain shall be added back to its Capital Account); (B) to the holders of Series B Preferred Units until their Capital Account balances have been reduced to zero (for purpose of this calculation, such Partners' share of Partnership Minimum Gain shall be added back to their Capital Accounts); (C) to the holders of Series C Preferred Units until their Capital Account balances have been reduced to zero (for purposes of this calculation, such Partners' share of Partnership Minimum Gain shall be added back to their Capital Accounts); and (D) to the holders of Series D Preferred Units until their Capital Account balances have been reduced to zero (for purposes of this calculation, such Partners' share of Partnership Minimum Gain shall be added back to their Capital Accounts);

                    (iii) Thereafter, to the Partners in accordance with their then Percentage Interests;

                    (iv) Notwithstanding subparagraph (c)(2)(iii) hereof, to the extent any Net Loss allocated to a Partner under subparagraph (c)(2) would cause such Partner (hereinafter, a "Restricted Partner") to have an Adjusted Capital Account Deficit as of the end of the fiscal year to which such Net Loss relates, such Net Loss shall not be allocated to such Restricted Partner and instead shall be allocated to the other Partner(s) (hereinafter, the "Permitted Partners") pro rata in accordance with their relative Percentage Interests.

          (d)  Book-Up and Capital Account Adjustments.  On any day on which
               ---------------------------------------
Series A Preferred Stock (or other Preferred Stock) is redeemed or converted into Common Stock, the Partnership shall adjust the Gross Asset Values of all Partnership assets to equal their respective gross fair market values and shall allocate the amount of such adjustment as Net Income or Net Loss pursuant to
Section 1(c) hereof, provided, however, that if no Series A Preferred Stock (or other Preferred Stock) is outstanding after such redemption or conversion, such Net Income or Net Loss shall be allocated in such a manner that after such allocation the Capital Accounts of the Partners are in proportion to their Percentage Interests.

          (e)  Adjustment of Percentage Interests Upon Conversion of Convertible
               -----------------------------------------------------------------
Preferred Stock to Common Stock.  Upon the conversion of any Series A Preferred
-------------------------------
Stock to Common Stock of the General Partner, the Percentage Interests of the Partners shall be adjusted in accordance with the provisions of Article 4 of the Partnership Agreement as if, on the date of such conversion, the General Partner had made an additional Capital Contribution to the Partnership in an amount equal to the number of shares of Common Stock issued as a result of such conversion multiplied by the fair market value of such shares on the date of conversion, and provided that in calculating such adjustments, the General Partner shall be deemed not to have incurred any expenses in connection with raising the funds used to make such additional Capital Contribution.

     2.   Special Allocations.
          -------------------

     Notwithstanding any provisions of paragraph 1 of this Exhibit E, the following special allocations shall be made in the following order:

          (a)  Minimum Gain Chargeback (Nonrecourse Liabilities).  If there is a
               -------------------------------------------------
net decrease in Partnership Minimum Gain for any Partnership fiscal year (except as a result of conversion or refinancing of Partnership indebtedness, certain capital contributions or revaluation of the Partnership property as further outlined in Regulation Sections 1.704-2(d)(4), (f)(2) or (f)(3)), each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Partner's share of the net decrease in Partnership Minimum Gain. The items to be so allocated shall be determined in accordance with Regulation Section 1.7042(f). This paragraph (a) is intended to comply with the minimum gain chargeback requirement in said section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this paragraph (a) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant hereto.

          (b)  Minimum Gain Attributable to Partner Nonrecourse Debt.  If there
               -----------------------------------------------------
is a net decrease in Minimum Gain Attributable to Partner Nonrecourse Debt during any fiscal year (other than due to the conversion, refinancing or other change in the debt instrument causing it to become partially or wholly nonrecourse, certain capital contributions, or certain revaluations of Partnership property as further outlined in Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to that Partner's share of the net decrease in the Minimum Gain Attributable to Partner Nonrecourse Debt. The items to be so allocated shall be deter-mined in accordance with Regulation Section 1.704-2(i)(4) and (j)(2). This paragraph (b) is intended to comply with the minimum gain chargeback requirement with respect to Partner Nonrecourse Debt contained in said section of the Regulations and shall be interpreted consistently therewith. Allocations pursuant to this paragraph (b) shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant hereto.

          (c)  Qualified Income Offset.  In the event a Limited Partner
               -----------------------
unexpectedly receives any adjustments, allocations or distributions described in Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6), and such Limited Partner has an Adjusted Capital Account Deficit, items of Partnership income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate the Adjusted Capital Account Deficit as quickly as possible. This paragraph (c) is intended to constitute a "qualified income offset" under Regulation Section 1.704-l(b)(2)(ii)(d) and shall be interpreted consistently therewith.

          (d)  Nonrecourse Deductions.  Nonrecourse Deductions for any fiscal
               ----------------------
year or other applicable period shall be allocated to the Partners in accordance with their respective Percentage Interests.

          (e)  Partner Nonrecourse Deductions.  Partner Nonrecourse Deductions
               ------------------------------
for any fiscal year or other applicable period shall be specially allocated to the Partner that bears the economic risk of loss for the debt (i.e., the Partner Nonrecourse Debt) in respect of which such Partner Nonrecourse Deductions are attributable (as determined under Regulation Section 1.704-2(b)(4) and (i)(1)).

          (f)  Curative Allocations.  It is the intent of the Partnership that,
               --------------------
to the extent possible, the Capital Account balances of the Partners be in proportion to the Partners' Percentage Interests. Thus, items of "book" income, gain, loss, and deduction shall be allocated among the Partners so that, to the extent possible, the resulting Partners' Capital Account balances bear this relationship. This subparagraph (f) is intended to minimize to the extent possible and to the extent necessary any economic distortions which may result from application of the Regulatory Allocations and shall be interpreted in a manner consistent therewith. For purposes hereof, "Regulatory Allocations" shall mean the allocations provided under paragraph 1(b)(2) and this paragraph 2 (save subparagraphs (d) and (f) hereof).

     3.   Tax Allocations.
          ---------------

          (a)  Generally.  Subject to paragraphs (b) and (c) hereof, items of
               ---------
income, gain, loss, deduction and credit to be allocated for income tax purposes (collectively, "Tax Items") shall be allocated among the Partners on the same basis as their respective book items.

          (b)  Sections 1245/1250 Recapture.  If any portion of gain from the
               ----------------------------
sale of property is treated as gain which is ordinary income by virtue of the application of Code Section 1245 or 1250 ("Affected Gain"), then (A) such Affected Gain shall be allocated among the Partners in the same proportion that the depreciation and amortization deductions giving rise to the Affected Gain were allocated and (B) other Tax Items of gain of the same character that would have been recognized, but for the application of Code Sections 1245 and/or 1250, shall be allocated away from those Partners who are allocated Affected Gain pursuant to Clause (A) so that, to the extent possible, the other Partners are allocated the same amount, and type, of capital gain that would have been allocated to them had Code Sections 1245 and/or 1250 not applied; provided, however, that the net amount of Tax Items allocated to each Partner shall be the same as if this paragraph 3(a) did not exist. For purposes hereof, in order to determine the proportionate allocations of depreciation and amortization deductions for each fiscal year or other applicable period, such deductions shall be deemed allocated on the same basis as Net Income and Net Loss for such respective period.

          (c)  Allocations Respecting Section 704(c) and Revaluations.  If any
               ------------------------------------------------------
Partnership property is subject to Code Section 704(c) or is reflected in the Capital Accounts of the Partners and on the books of the Partnership at a book value that differs from the adjusted tax basis of such property, then the tax items with respect to such property shall, in accordance with the requirements of Regulations Section 1.704-1(b)(4)(i), be shared among the Partners in a manner that takes account of the variation between the adjusted tax basis of the applicable property and its book value in the same manner as variations between the adjusted tax basis and fair market value of property contributed to the Partnership are taken into account in determining the Partners' share of tax items under Code Section 704(c). The General Partner is authorized to choose any reasonable method permitted by the Regulations pursuant to Code Section 704(c), including the "remedial allocation" method, the "curative allocation" method and the traditional method; provided that the General Partner agrees to use reasonable efforts to minimize the amount of taxable income in excess of book income allocated to the holders of the Series B Preferred Units, the Series C Preferred Units and the Series D Preferred Units.

          (d)  Code Section 752 Specification.  Pursuant to Regulations Section
               ------------------------------
1.752-3, the Partners' interest in Partnership profits for purposes of determining the Partners' shares of excess nonrecourse liabilities shall be their Percentage Interests.

                                   EXHIBIT M
                             ADDRESSES OF PARTNERS

                           PARTNERSHIP UNIT HOLDERS
                           ------------------------

Essex Portfolio Management Company           Essex Property Corporation
777 California Avenue                        777 California Avenue
Palo Alto, CA 94304                          Palo Alto, CA

GMMS Partners                                M & M Projects, Inc.
777 California Avenue                        777 California Avenue
Palo Alto, CA 94304                          Palo Alto, CA 94304

SummerHill Homes                             Paula Amanda
777 California Avenue                        1001 Bridgeway #460
Palo Alto, CA 94304                          Sausalito, CA 94965

Robert and Margaret Arnold                   Randall I. Barkan
460 Marlowe                                  777 California Avenue
Palo Alto, CA 94301                          Palo Alto, CA 94304

Belair Capital Fund LLC                      David Bernstein, Trustee
c/o Eaton Vance Management                   David Bernstein Revocable Trust
24 Federal Street                            8773 Midnight Pass Road #406
Boston, Massachusetts 02110                  Sarasota, FL 34242
Attention: Mr. Alan Dynner
Fax: 617-338-8054

Kenneth and Angeliki Frangadakis             John D. and Robbin Eudy
10383 Torre Avenue                           777 California Avenue
Cupertino, CA 95014                          Palo Alto, CA 94304

Kenneth and Angeliki Frangadakis, Trustees   George and Katherine Frangadakis, Trustees
Frangadakis Family Revocable Trust           Frangadakis Family Revocable Trust
10383 Torre Avenue                           7408 Fallenleaf Lane
Cupertino, CA 95014                          Cupertino, CA 95014

Keith R. and Thelma Guericke                 Harvey Friedman
14341 Lutheria Way                           720 Rochedale Way
Saratoga, CA 95070                           Los Angeles, CA 90049

Gerald E. and Annette Kelly                  Harvey and Margaret Green
1517 Kalmia Street                           12243 Huston Street
San Mateo, CA 94402                          N. Hollywood, CA 91607
---------------------------------------------------------------------------------------

Charles E. Martin                            George P. Katsoulis
1001 Bridgeway # 134                         3300 Webster Street #612
Sausalito, CA 94965                          Oakland, CA 94609

J. Peter and Cherie Otten                    Nancy Kukkola
250 El Bonito Way                            123 Greenmeadow Way
Millbrae, CA 94030                           Palo Alto, CA 94306

Gary and Elisa Pagonis, Trustees             George M. Marcus
Gary Pagonis Family Trust                    777 California Avenue
10383 Torre Avenue, Suite 1                  Palo Alto, CA 94304
Cupertino, CA 95014

Michael and Ann Schall                       Herbert Meistrich
1544 Sioux Court                             1320 W. Muirlands Drive
Fremont, CA 94539                            La Jolla, CA 92037

William A. and Sherrie Millichap             G. Michael Roark
2626 Hanover                                 P.O. Box 2767
Palo Alto, CA 94304                          Sausalito, CA 94966

Milton Pagonis                               Roger and Anita Swanson, Trustees
10383 Torre Avenue, Suite 1                  Swanson Survivors Trust
Cupertino, CA 95014                          889 Norfolk Pine Avenue
                                             Sunnyvale, CA 94087

J.A. Shafran                                 J. Lawrence Schnadig
30360 Morning View Drive                     833 MOraga Drive #6
Malibu, CA 90265                             Los Angeles, CA 90049

Linwood C. Thompson                          J.A. Shafran
Marcus & Millichap                           30360 Morning View Drive
8750 W. Bryn Mawr #750                       Malibu, CA 90265
Chicago, IL 60631

Gay A. Yamagiwa                              Stephen and Patricia Way, Trustees
341 Seville                                  The Way 1994 Living Trust Dtd. 11/2/94
San Mateo, CA 94402                          338 Georgetown Avenue
                                             San Mateo, CA 94402

Belcrest Realty Corporation                  Craig K. Zimmerman
c/o Eaton Vance Management                   409 Georgetown Avenue
The Eaton Vance Building                     San Mateo, CA 94402
255 State Street
Boston, MA 02109
Attn: Mr. Alan Dynner
---------------------------------------------------------------------------------------

Belair Real Estate Corporation
c/o Eaton Vance Management
The Eaton Vance Building
255 State Street
Boston, MA 02109
Attn: Mr. Alan Dynner

El Molino Properties, Ltd.
c/o Richard J. Lauter & Company
11801 Washington Boulevard
Los Angeles, CA  90066

280 Euclid Properties, Ltd.
c/o Richard J. Lauter & Company
11801 Washington Boulevard
Los Angeles, CA  90066

                                 EXHIBIT P

           DESCRIPTION OF PREFERENCES, OTHER RIGHTS, VOTING POWERS,
       RESTRICTIONS, LIMITATIONS AS TO DISTRIBUTIONS, QUALIFICATIONS AND
                      TERMS AND CONDITIONS OF REDEMPTION
                                    OF THE
                           SERIES D PREFERRED UNITS

1.  Definitions.

          In addition to those terms defined in the Agreement, the following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in the Agreement and this Exhibit P:

          "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York, New York are not required to be open.

          "Distribution Payment Date" shall have the meaning set forth in
Section 2(c) hereof.

          "Parity Units" means (i) the Series A Preferred Interest, (ii) the Series B Preferred Interest, (iii) the Series C Preferred Interest, (iv) the Series D Preferred Interest and (v) any class or series of Partnership Interests of the Partnership now or hereafter authorized, issued or outstanding expressly designated by the Partnership to rank on a parity with Series D Preferred Units with respect to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership, or both, as the context may require.

          "Priority Return" means, an amount equal to 9.30% per annum, determined on the basis of a 360 day year of twelve 30 day months (and for any period shorter than a full quarterly period for which distributions are computed, the amount of distribution payable will be computed based on the ratio of the actual number of days elapsed in such quarterly period to ninety (90)
days), cumulative to the extent not distributed for any given distribution period pursuant to Section 6.2(a) of the Partnership Agreement, of the stated value of $25 per Series D Preferred Unit, commencing on the date of issuance of the Series D Preferred Units.

          "Series D Preferred Stock" means the 9.30% Series D Cumulative Redeemable Preferred Stock (liquidation preference $25.00 per share), $.0001 par value, issued by the General Partner.

          "Series D Preferred Unit" means a Partnership Unit issued by the Partnership to certain Persons. The Series D Partnership Units shall constitute a series of Partnership Units. The Series D Preferred Units shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption as are set forth in this Exhibit P.

          "set apart for payment" shall mean irrevocably placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

2.  Terms of Series D Preferred Units.

     A.  Number.  The number of authorized Series D Preferred Units shall be
         ------
2,000,000.

     B.  Ranking.  The Series D Preferred Units will, with respect to
         -------
distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership, rank senior to all classes or series of Partnership Interests (as defined in the Partnership Agreement) of the Partnership now or hereafter authorized, issued or outstanding, other than (i) the Series A Preferred Interest, the Series B Preferred Interest, the Series C Preferred Interest and the Series D Preferred Interest, with which it shall rank on a parity, and (ii) any class or series of Partnership Interests or Partnership Units expressly designated as ranking on a parity with or senior to the Series A Preferred Units, Series B Preferred Units, Series C Preferred Units and Series D Preferred Units as to distributions and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Partnership.

     C.  Distributions.
         -------------

         (i) Subject to the rights of the holders of the Parity Units as to the payments of distributions, holders of Series D Preferred Units will be entitled to receive, when, as and if declared by the Partnership, acting through the Company as the sole general partner of the Partnership, cumulative preferential cash distributions at the rate per annum of 9.30% of the original Capital Contribution per Series D Preferred Unit. Distributions shall be cumulative, shall accrue from the original date of issuance (the "Issue Date") and shall be payable (A) quarterly in arrears (such quarterly periods, for purposes of payment and accrual shall be the quarterly periods ending on the dates specified in this sentence and not calendar quarters), on the 15th day of February, May, August and November of each year and (B) in the event of (i) an exchange of Series D Preferred Units into shares of Series D Preferred Stock, or (ii) upon a redemption of Series D Preferred Units, on the exchange date or redemption date (each a "Distribution Payment Date"), commencing on August 15, 1999. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly period for which distributions are computed, the amount of the distribution payable will be computed based on the ratio of the actual number of days elapsed in such quarterly period to ninety (90) days. If any date on which distributions are to be made on the Series D Preferred Units is not a Business Day, then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Distributions on the Series D Preferred Units will be made to the holders of record of the Series D Preferred Units on the relevant record dates, which, unless otherwise provided by the Company with respect to any distribution, will be 15 Business Days prior to the relevant Distribution Payment Date.

          (ii) No distributions on the Series D Preferred Units shall be declared or paid or set apart for payment by the Partnership at such time as the terms and provisions of any agreement of the Partnership, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, of if such declaration, payment or setting apart for payment shall be restricted or prohibited by law.

          (iii) Notwithstanding the foregoing, distributions on the Series D Preferred Units will accrue whether or not the terms and provisions set forth in
Section 2.C(ii) hereof at any time prohibit the current payment of distributions, whether or not the Company has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized. Accrued but unpaid distributions on the Series D Preferred Units will accumulate as of the Distribution Payment Date on which they first become payable. Accumulated and unpaid distributions will not bear interest.

          (iv) So long as any Series D Preferred Unit is outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to any class or series of Partnership Interests ranking junior to the Series D Preferred Units as provided in this
Section 2 (such Partnership Interests, collectively, "Junior Units"), nor shall any cash or other property be set aside for or applied to the purchase, redemption or other acquisition for consideration of any Series D Preferred Units, any Parity Units with respect to distributions or any Junior Units, unless, in each case, all distributions accumulated on all Series D Preferred Units and all classes and series of outstanding Parity Units as to payment of distributions have been paid in full. The foregoing sentence will not prohibit
(i) distributions payable solely in Junior Units, (ii) the conversion of Junior Units or Parity Units into Common Stock or Preferred Stock of the Company in accordance with the exchange rights of such Junior Units or Parity Units, or
(iii) the redemption, purchase or other acquisition of Junior Units made for purposes of and in compliance with requirements of an employee incentive or benefit plan of the Company or any subsidiary of the Partnership or the Company.

          (v) So long as distributions have not been paid in full (or a sum sufficient for such full payment is not so set apart) upon the Series D Preferred Units, all distributions authorized and declared on the Series D Preferred Units and all classes or series of outstanding Parity Units shall be authorized and declared so that the amount of distributions authorized and declared per share of Series D Preferred Units and such other classes or series of Parity Units shall in all cases bear to each other the same ratio that accrued distributions per share on the Series D Preferred Units and such other classes or series of Parity Units (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such class or series of Parity Units do not have cumulative distribution rights) bear to each other.

          (vi) Holders of Series D Preferred Units shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein.

     D.   Allocation of Net Income.
          ------------------------

          With respect to the Series D Preferred Units, the net income of the Partnership will be allocated as provided in Exhibit E to the Partnership Agreement.

     E.   Liquidation.
          -----------

          Subject to the rights of holders of any series of Parity Units with respect to rights upon any voluntary or involuntary liquidation dissolution or winding-up of the Partnership, upon any voluntary or involuntary liquidation, dissolution or winding up of the Partnership, the holders of the Series D Preferred Units will be entitled to receive out of the assets of the Partnership legally available for distribution or the proceeds thereof, after payment or provision for debts and other liabilities of the Partnership, an amount equal to their respective Capital Account balances. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Partnership, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by
(i) fax and (ii) by first class mail, postage pre-paid, not less than 30 and not more than 60 days prior to the payment date stated therein, to each record holder of the Series D Preferred Units at the respective addresses of such holders as the same shall appear on the transfer records of the Partnership. Without limiting Section 2.I hereof, the consolidation or merger of the Partnership with or into any corporation, trust or other entity (or of any corporation, trust or other entity with or into the Partnership) shall not be deemed to constitute a liquidation, dissolution, winding-up or termination of the Partnership.

     F.   Optional Redemption.
          -------------------

          (i) The Series D Preferred Units may not be redeemed prior to July 28, 2004. On or after such date, subject to the terms and conditions of any Parity Preferred Stock or any Parity Units, the Partnership shall have the right to redeem the Series D Preferred Units, in whole or in part, from time to time, upon not less than 30 nor more than 60 days' notice, at a redemption price, payable in cash, equal to the Capital Account balance of such holders of Series D Preferred Units (the "Redemption Price"); provided; however that such redemption shall not be permitted if such Redemption Price shall be less than the original Capital Contribution of such Partner and the cumulative Priority Return to the redemption date to the extent not previously distributed.

          (ii) Except in connection with a liquidation, dissolution, winding-up or termination of the Partnership as described under "Liquidation" above, the Redemption Price of the Series D Preferred Units (other than the portion thereof consisting of accumulated but unpaid distributions) will be payable solely out of the sale proceeds of capital stock of the Company, which will be contributed by the Company to the Partnership as an additional capital contribution, or out of the sale proceeds of limited partner interests of the Partnership and from no other source. Unless previously redeemed, the Series D Preferred Units will be redeemed for cash upon termination of the Partnership. Unless sooner dissolved, the Partnership will terminate on December 31, 2054. The Series D Preferred Units will not be subject to any sinking fund.

          (iii) If the Partnership gives a notice of redemption in respect of Series D Preferred Units (which notice will be irrevocable) then, by 12:00 noon, New York City time, on the redemption date, the Partnership will deposit irrevocably in trust for the benefit of the Series D Preferred Units being redeemed funds sufficient to pay the applicable Redemption Price and will give irrevocable instructions and authority to pay such Redemption Price to the holders of the Series D Preferred Units. On and after the date of redemption, distributions will cease to accumulate on the Series D Preferred Units or portions thereof called for redemption, unless the Partnership defaults in the payment thereof. If any date fixed for redemption of Series D Preferred Units is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date fixed for redemption. If payment of the Redemption Price in respect of the Series D Preferred Units is improperly withheld or refused and not paid by the Partnership, distributions on such Series D Preferred Units will continue to accumulate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the applicable Redemption Price. If fewer than all the Series D Preferred Units are to be redeemed, the Series D Preferred Units to be redeemed shall be selected pro rata (as nearly as practicable without creating fractional units).

          (iv) The Partnership may not redeem fewer than all the outstanding Series D Preferred Units unless all accumulated and unpaid distributions have been paid on all Series D Preferred Units for all quarterly distribution periods terminating on or prior to the date of redemption.

          (v) Notice of redemption will be (i) faxed, and (ii) mailed by the Partnership, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series D Preferred Units to be redeemed at their respective addresses as they appear on the transfer records of the Partnership. No failure to give or defect in such notice shall affect the validity of the proceedings for the redemption of any Series D Preferred Units except as to the holders to whom notice was defective or not given. Each notice shall state: (i) the redemption date, (ii) the Redemption Price, (iii) the number of

Series D Preferred Units to be redeemed; (iv) the place or places where the Series D Preferred Units are to be surrendered for payment of the Redemption Price; (v) that distributions on the Series D Preferred Units to be redeemed will cease to accumulate on such redemption date and (vi) that payment of the Redemption Price will be made upon presentation and surrender of such Series D Preferred Units. If fewer than all of the Series D Preferred Units held by any holder are to be redeemed, the notice mailed to such holder shall also specify then number of Series D Preferred Units to be redeemed from such holder.

     G.  Exchange Rights.
         ---------------

         (i) Unless called for redemption as described above under "Optional Redemption," Series D Preferred Units will be exchangeable in whole or in part at anytime on or after the tenth anniversary of the Issue Date, at the option of the holders thereof, for authorized but previously unissued shares of the Company's Series D Preferred Stock at an exchange price of $25.00 per share of Series D Preferred Stock (equivalent to an exchange rate of one share of Series D Preferred Stock for each Series D Preferred Unit), subject to adjustment as described below (the "Exchange Price"), provided that the Series D Preferred Units will become immediately exchangeable at any time in whole or in part at the option of the holders for Series D Preferred Units (y) if at any time full distributions shall not have been timely made on any outstanding Series D Preferred Units with respect to any six (6) prior quarterly distribution periods, whether or not consecutive, provided, however, that a distribution in respect of Series D Preferred Units shall be considered timely made if made within two (2) Business Days after the applicable Distribution Payment Date if at the time of such payment there shall not be any prior quarterly distribution periods in respect of which full distributions were not timely made or (z) upon receipt by holders of Series D Preferred Units of (A) notice from the General Partner that the General Partner or a subsidiary of the General Partner has taken the position that the Partnership is, or upon the occurrence of a defined event in the immediate future will be a "publicly traded partnership" (a "PTP") within the meaning of Section 7704 of the Internal Revenue Code of 1986, as amended, and (B) an opinion rendered by independent counsel to the General Partner familiar with such matter (or, in the event of a conflict, other reputable independent counsel designated by such General Partner counsel), addressed to a holder or holders of Series D Preferred Units, that the Partnership is, or likely is, or upon the occurrence of a defined event in the immediate future will be or likely will be, a PTP. Series D Preferred Units may be exchanged for Series D Preferred Stock in whole or in part at the option of any holder prior to the tenth anniversary of the Issue Date and after the third anniversary thereof if such holder delivers to the Partnership and the Company either (i) a private letter ruling addressed to a holder of Series D Preferred Units or (ii) an opinion of independent counsel reasonably acceptable to the Company based on the enactment of temporary or final Treasury Regulations or the publication of a Revenue Ruling, in either case to the effect that an exchange of the Series D Preferred Units at such earlier time would not cause the Series D Preferred Units to be considered "stock and securities" within the meaning of section 351(e) of the Code for purposes of determining whether the holder of such Series D Preferred Units is an "investment company" under section 721(b) of the Code if an exchange is permitted at such earlier date. The Series D

Preferred Units will become exchangeable in whole or in part at the option of the holders of the Series D Preferred Units if, at any time (i) the Partnership is advised by independent counsel that, based on the assets and income of the Partnership for a taxable year after 1999, the Partnership would not satisfy the income and assets tests of Section 856 of the Code for such taxable year if the Partnership were a real estate investment trust within the meaning of the Code; or (ii) any holder of the Series D Preferred Units shall deliver to the Partnership and the Company an opinion of independent counsel reasonably acceptable to the Company to the effect that, based on the assets and income of the Partnership for a taxable year after 1999, the Partnership would not satisfy the income and assets tests of Section 856 of the Code for such taxable year if the Partnership were a real estate investment trust within the meaning of the Code and that such failure would create a meaningful risk that a holder of the Series D Preferred Units would fail to maintain its qualification as a real estate investment trust within the meaning of the Code.

          (ii) Notwithstanding anything to the contrary set forth in 2.G(i), if an Exchange Notice (as defined herein) has been delivered to the General Partner, then the General Partner may, at its option, elect to redeem or cause the Partnership to redeem all or a portion of the outstanding Series D Preferred Units for cash in an amount equal to the original Capital Contribution per Series D Preferred Unit and all accrued and unpaid distributions thereon to the date of redemption. The General Partner may exercise its option to redeem the Series D Preferred Units for cash pursuant to this 2.G(ii) by giving each holder of record of Series D Preferred Units notice of its election to redeem for cash, within fifteen (15) Business Days after receipt of the Exchange Notice, by (i) fax, and (ii) registered mail, postage paid, at the address of each holder as it may appear on the records of the Partnership stating (i) the redemption date, which shall be no later than sixty (60) days following the receipt of the Exchange Notice, (ii) the Redemption Price, (iii) the place or places where the Series D Preferred Units are to be surrendered for payment of the Redemption Price, (iv) that distributions on the Series D Preferred Units will cease to accrue on such redemption date; (v) that payment of the Redemption Price will be made upon presentation and surrender of the Series D Preferred Units and (vi) the aggregate number of Series D Preferred Units to be redeemed, and if fewer than all of the outstanding Series D Preferred Units are to be redeemed, the number of Series D Preferred Units to be redeemed held by such holder, which number shall equal such holder's pro rata share (based on the percentage of the aggregate number of outstanding Series D Preferred Units the total number of Series D Preferred Units held by such holder represents) of the aggregate number of Series D Preferred Units being redeemed. The redemption of Series D Preferred Units described in this Section 2.G(iii) shall be subject to the provisions of
Section 2.F.(ii) and (iii); provided, however, that the term "Redemption Price" in such Sections shall be read to mean the original Capital Contribution per Series D Preferred Unit being redeemed plus all accrued and unpaid distributions to the redemption date.

          (iii) In the event an exchange of all or a portion of the Series D Preferred Units pursuant to Section 2.G(i) would violate the Ownership Limit of the General Partner set forth in Article EIGHTH of the Charter, the General Partner will give written notice thereof to each holder of record of Series D Preferred Units exercising such exchange right, within fifteen (15)

Business Days following receipt of the Exchange Notice, by (i) fax, and (ii) mail, postage prepaid, at the address of each such holder set forth in the records of the Partnership. In such event, each holder of Series D Preferred Units exercising its exchange right, shall be entitled to exchange a number of Series D Preferred Units which would comply with the Ownership Limit of the General Partner set forth in Article EIGHTH of the Charter and any Series D Preferred Units not so exchanged (the "Excess Units") shall be redeemed by the Partnership for cash in an amount equal to the original Capital Contribution per Excess Unit, plus any accrued and unpaid distributions thereon to the date of redemption. The written notice of the General Partner shall state (i) the number of Excess Units held by such holder, (ii) the Redemption Price of the Excess Units, (iii) the date on which such Excess Units shall be redeemed, which date shall be no later than ninety (90) days following the receipt of the Exchange Notice, except as provided below, (iv) the place or places where such Excess Units are to be surrendered for payment of the Redemption Price, (iv) that distributions on the Excess Units will cease to accrue on such redemption date, and (v) that payment of the Redemption Price will be made upon presentation and surrender of such Excess Units. The redemption of Series D Preferred Units described in this Section 2.G(iii) shall be subject to the provisions of Section 2.F(ii) and (iii); provided, however, that the term "Redemption Price" in such Sections shall be read to mean the original Capital Contribution per Series D Preferred Unit being redeemed plus all accrued and unpaid distributions to the redemption date. The Partnership may at its option delay the payment of cash to effect redemption of Series D Preferred Units pursuant to this Section 2.G(iii) for up to two hundred seventy (270) days following the end of the 90 day period set forth in clause (iii) above of this Section 2.G(iii), provided that during such two hundred seventy (270) day period, the General Partner shall pay, in addition to the Redemption Price of the Excess Units and any accrued and unpaid distribution with respect to the Excess Units, to the holder of such Excess Units an amount equal to 1 1/4% per annum of the original Capital Contribution per such Excess Unit from the end of such 90 day period through the date of redemption.

          (iv) Any exchange shall be exercised pursuant to a notice of exchange (the "Exchange Notice") delivered to the General Partner by the holder who is exercising such exchange right, by (i) fax, and (ii) by mail, postage prepaid. The exchange of Series D Preferred Units, or a specified portion thereof, may be effected after the fifteenth (15th) Business Day following receipt by the General Partner of the Exchange Notice by delivering certificates, if any, representing such Series D Preferred Units to be exchanged together with written notice of exchange and a proper assignment of such Series D Preferred Units to the office of the Company maintained for such purpose. Currently, such office is Essex Property Trust, Inc., 925 E. Meadow Drive, Palo Alto, California 94303.

          (v) Each exchange will be deemed to have been effected immediately prior to the close of business on the date on which such Series D Preferred Units to be exchanged (together with all required documentation) shall have been surrendered and notice shall have been received by the Company as aforesaid and the exchange shall be at the Exchange Price in effect at such time and on such date. The right to exchange Series D Preferred Units called for

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

redemption will terminate upon receipt by the holder of such Series D Preferred Units of a notice of redemption from the Partnership that pertains to such Series D Preferred Units.

          (vi) In the event of an exchange of Series D Preferred Units into shares of Series D Preferred Stock, an amount equal to the accrued and unpaid distributions to the date of exchange on any Series D Preferred Units tendered for exchange shall accrue on the shares of the Series D Preferred Stock into which such Series D Preferred Units are exchanged and the Series D Preferred Units so exchanged shall no longer be outstanding.

          (vii) Fractional shares of Series D Preferred Stock are not to be issued upon exchange but, in lieu thereof, the Company will pay a cash adjustment based upon the fair market value of the Series D Preferred Stock on the day prior to the exchange date as determined in good faith by the Board of Directors of the Company.

     H.   Exchange Price Adjustments.
          --------------------------

          (i) The Exchange Price is subject to adjustment upon certain events, including (i) subdivisions, combinations and reclassification of the Series D Preferred Stock, and (ii) distributions to all holders of Series D Preferred Stock of evidences of indebtedness of the Company or assets (including securities, but excluding dividends and distributions paid in cash out of equity applicable to the Series D Preferred Stock). In addition to the foregoing adjustments, the Company will be permitted to make such reduction in the Exchange Price as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of the Common Stock.

          (ii) In case the Company shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, tender offer for all or substantially all of the Company's capital stock or sale of all or substantially all of the Company's assets), in each case as a result of which the Series D Preferred Stock will be converted into the right to receive shares of capital stock, other securities or other property (including cash or any combination thereof), each Series D Preferred Unit, will thereafter be exchangeable into the kind and amount of shares of capital stock and other securities and property receivable (including cash or any combination thereof) upon the consummation of such transaction by a holder of that number of shares of Series D Preferred Stock or fraction thereof into which one Series D Preferred Unit was exchangeable immediately prior to such transaction. The Company may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

          (iii) No adjustment of the Exchange Price is required to be made in any case until cumulative adjustments amount to 1% or more of the Exchange Price. Any adjustments not so required to be made will be carried forward and taken into subsequent adjustments.

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

     I.  Voting Rights.
         -------------

         (i) Holders of the Series D Preferred Units will not have any voting rights or rights to consent to any matters, except as set forth below.

         (ii) So long as any Series D Preferred Units remains outstanding, the Partnership shall not, without the affirmative vote of the holders of at least two-thirds (2/3) of the Series D Preferred Units outstanding at the time (i) authorize or create, or increase the authorized or issued amount of, any class or series of Partnership Interests ranking prior to the Series D Preferred Units with respect to payment of distributions or rights upon liquidation, dissolution or winding-up or reclassify any Partnership Interests of the Partnership into any such Partnership Interest, or create, authorize or issue any obligations or security convertible into or evidencing the right to purchase any such Partnership Interest (ii) amend, alter or repeal the provisions of the Partnership Agreement, whether by merger, consolidation or otherwise, that would materially and adversely affect the powers, special rights, preferences, privileges or voting power of the Series D Preferred Units or the holders thereof, provided that any increase in the amount of Partnership Interests or the creation or issuance of any other class or series of Partnership Interests ranking junior to or on a parity with the Series D Preferred Units with respect to payment of distributions and the distribution of assets upon liquidation, dissolution or winding up shall not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers; provided that, with respect to Parity Preferred Units issued to any "affiliate" of the Partnership (as such term is defined in Rule 144 of the General Rules and Regulations under the Securities Act of 1933), such Parity Preferred Units are issued with the consent of the majority of the independent directors of the General Partner's board of directors (i.e., directors who are not (i) officers or employees of the General Partner or its affiliates or (ii) related to any such officers or employees), or (iii) consolidate, amalgamate, merge into or with, or convey, transfer or lease its assets substantially as an entirety to, any General Partner or other entity, unless (a) the Partnership is the surviving entity and the Series D Preferred Units remain outstanding with the terms thereof unchanged, (b) the resulting surviving or transferee entity is a partnership, limited liability company or other pass-through entity organized under the laws of any state and substitutes the Series D Preferred Units for other interests in such entity having substantially the same terms and rights as the Series D Preferred Units, including with respect to distributions, voting rights and rights upon liquidation, dissolution or winding-up, or (c) such merger, consolidation, amalgamation or asset transfer does not adversely affect the powers, special rights, preferences and privileges of the holders of the Series D Preferred Units in any material respect. However, the Partnership may create additional classes and series of Parity Units and Junior Units, increase the authorized number of Parity Units and Junior Units and issue additional classes and series of Parity Units and Junior Units without the consent of any holders of Series D Preferred Units; provided that, with respect to Parity Preferred Units issued to any "affiliate" of the Partnership (as such term is defined in Rule 144 of the General Rules and Regulations under the Securities Act of 1933), such Parity Preferred Units are issued with the consent of the majority of the independent directors of the General Partner's board of directors

(i.e., directors who are not (i) officers or employees of the General Partner or its affiliates or (ii) related to any such officers or employees).

     J.  Restrictions on Ownership and Transfer.
         --------------------------------------

         Each holder of the Series D Preferred Units shall be permitted to transfer its Partnership Units if such transfer is in accordance with the provisions and restrictions on Transfers of Limited Partnership Interests set forth in Sections 9.2 and 9.3(b) of the Partnership Agreement; provided, however, that upon any Transfer by a holder of Series D Preferred Units to any Controlled Entity, such transferee shall, subject to compliance with Section 9.3 and clauses (A), (B) and (D) of Section 9.2 of the Partnership Agreement, be admitted as a Substituted Limited Partner.

         IN WITNESS WHEREOF, the General Partner and the Contributor have executed this Amendment as of the date indicated above.


                              GENERAL PARTNER ESSEX PROPERTY TRUST, INC., a Maryland corporation as General Partner of Essex Portfolio, L.P. and on behalf of the existing Limited Partners


                              By:_____________________________________________
                              Name:  Keith R. Guericke
                              Title: Chief Executive Officer & President



                              CONTRIBUTOR:


                              BELCREST REALTY CORPORATION a
                              Delaware corporation


                              By:_____________________________________________
                              Name:___________________________________________
                              Title:__________________________________________

                              BELAIR REAL ESTATE CORPORATION a
                              Delaware Corporation


                              By:_____________________________________________
                              Name:___________________________________________
                              Title:__________________________________________

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